EXHIBIT 10.5

                                     CORRESPONDENT BANKING
------------------------------------------------------------------------
                                     Norwest Bank Minnesota, N.A.
                                     Norwest Center
                                     Sixth and Marquette
                                     Minneapolis, Minnesota 55479-0015
                                     612/667-8834
                                     Fax: 612/667-3510

December 23, 1997

Mr. Tracy T. Rudolph
Chairman
Prosperity Bancshares, Inc.
1301 North Mechanic
P.O. Box G
El Campo, Texas 77437

Dear Tracy:

Norwest Bank Minnesota, National Association (herein "Norwest") has received and reviewed the financial statements of PROSPERITY BANCSHARES, INC. ("Borrower") and of First Prosperity Bank, El Campo, Texas (the "Bank"), each for the period ending September 30, 1997. Based upon such financial statements, together with a review of the Exchange Agreement entered into November 28, 1997, by and among Borrower and Prosperity Holdings, Inc., a Delaware corporation ("Prosperity Delaware"), and subject to the terms and conditions of this letter (the "Letter Agreement") and the other instruments and agreements referred to herein, Norwest is pleased to confirm its agreement to provide Borrower a reducing, revolving line of credit in a total amount not to exceed $8,000,000.00 (the "Loan"). The following terms and conditions shall apply to the Loan:

PURPOSE OF THE LOAN: Proceeds of the Loan will be used to finance future commercial bank acquisitions as they may arise, according to the acquisition parameters, some of which have been provided Norwest (the "Financing").

TERM AND MATURITY OF THE LOAN: The Loan shall be a SEVEN (7) year, reducing revolving credit line, subject to mandatory amortization, and shall be evidenced by a promissory note (the "Note") duly executed by the Borrower, which Note shall be payable in full on December 31, 2004 ("Maturity").

PRINCIPAL AND INTEREST PAYMENTS: Principal and interest of the Loan shall be paid in consecutive installments as follows:

Principal only shall be paid in SEVEN (7) annual installments of $1,142,857.15 each, beginning December 31, 1998, and continuing on the 31st day of each December of each subsequent calendar year through and including December 31, 2004, when all the then-remaining and outstanding principal balance shall be due and payable in full.

Interest only on the Loan shall be paid quarterly, beginning March 31, 1998, and continuing on the last day of each calendar quarterly period thereafter through and including December 31, 2004 when all the then-remaining accrued and unpaid interest shall be due and payable.

Such installments of principal and interest, when paid, shall be applied first in the payment of accrued interest and the balance thereof shall be applied in reduction of principal.
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December 23, 1997
Prosperity Bancshares, Inc.
Page 2

REBORROWING UNDER THE LOAN: Norwest agrees to lend the Borrower, from time to time, (which Borrower may repay and reborrow) principal sums up to an aggregate amount not to exceed the amount of the relevant principal ceiling of the Loan. For purposes herein, "Relevant Principal Ceiling" shall be defined as the principal balance of the Loan remaining each year after taking effect the principal payment due each year. The Relevant Principal Ceiling will reduce each year for the interest payment intervals ("Interest Periods") as set forth below.

          INTEREST PERIODS                RELEVANT PRINCIPAL CEILING
-------------------------------------     ---------------------------
December 1, 1997 to December 30, 1998            $8,000,000.00
December 31, 1998 to December 30, 1999           $6,857,143.00
December 31, 1999 to December 30, 2000           $5,714,286.00
December 31, 2000 to December 30, 2001           $4,571,429.00
December 31, 2001 to December 30, 2002           $3,428,572.00
December 31, 2002 to December 30, 2003           $2,285,715.00
December 31, 2003 to December 30, 2004           $1,142,858.00
December 31, 2004                                         0.00

INTEREST RATE: Interest on the Note shall accrue an annual rate equal to TWO HUNDRED SEVENTY-FIVE (275) basis points in excess of the Federal Funds Rate. The interest rate on the Note shall change simultaneously with each change in the Federal Funds Rate. As used herein, "Federal Funds Rate" shall mean the daily market rate quoted to Norwest at approximately 12:00 Noon each business day by dealers in the Federal Funds market for the offering of dollars to Norwest for deposit, as such rate may increase or decrease from time to time.

LIBOR RATE OPTION: Provided there exists no Event of Default under this Letter Agreement as defined herein, Borrower may elect interest to accrue on the Note at a fixed annual rate equal to that established by the London Interbank Eurodollar ("LIBOR") market for the period selected by Borrower plus TWO
HUNDRED SEVENTY-FIVE (275) basis points. As used herein, "LIBOR Rate" shall mean, with respect to any applicable interest period (the "Relevant Interest Period") for any LIBOR borrowing, the rate per annum (rounded up to the nearest one-sixteenth of one percent) equal to the offered quotation to the Agent in the LIBOR market for United States Dollar deposits for delivery on the first day of such Relevant Interest Period, for the number of days in such Relevant Interest Period, and in an amount comparable to the principal amount of the related LIBOR Borrowing to be outstanding during such Relevant Interest Period, determined as of approximately 12:00 Noon, Minneapolis time, two business days before the beginning of such Relevant Interest Period; PROVIDED, HOWEVER, that such election shall be subject to the execution and delivery by Borrower to Norwest of an Amendment to this Letter Agreement in form and content acceptable to Norwest. As used herein, "Relevant Interest Period" shall mean the period commencing on the date on which the LIBOR Rate borrowing is made or the date on which such LIBOR Rate borrowing result from the conversion of a Federal Funds borrowing, and ending on one of the following Relevant Interest Periods: one, two, three, or six months thereafter, as selected by Borrower in its election notice delivered to Norwest.

PREPAYMENT: Borrower may at any time prepay (i) advances of principal of the Loan bearing interest at all times at a variable rate determined by reference to the FEDERAL FUNDS RATE IN WHOLE OR FROM TIME TO TIME IN PART, WITHOUT PREMIUM OR PENALTY, or (ii) advances of principal of the Loan bearing interest at all times (during the one, two, three or six moth periods referenced immediately above) at a fixed rate determined by reference to the LIBOR RATE ONLY IN ITS ENTIRELY AND ONLY ON THE LAST DAY OF THE RELEVANT INTEREST PERIOD. Any principal paid or prepaid may be reborrowed, after giving effect to the restrictions recited in this paragraph. Any such partial prepayments shall be applied to installments due in inverse order of their maturities.

CALCULATION OF INTEREST: Interest on the Note under the Federal Funds Rate or LIBOR Option Rate shall each be calculated on the basis of actual days elapsed and a 360-day year.
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December 23, 1997
Prosperity Bancshares, Inc.
Page 3

GUARANTY: The payment and performance of the obligations of the Borrrower under the this Letter Agreement and the Note shall be absolutely and unconditionally guaranteed by Prosperity Delaware (the "Guarantor") pursuant to the provisions of a Guaranty By Corporation (the "Guaranty"), executed by the Guarantor which is incorporated herein by references as if set out in full. Furthermore, such Guaranty shall be secured by the collateral described in the "Security for the Loan" section of this Letter Agreement.

SECURITY FOR THE LOAN: To secure full and complete payment and performance of the obligations under this Letter Agreement and the Note, Borrower and the Guarantor shall execute and deliver or cause to executed and delivered the following documents and property:

     1. BORROWER'S COLLATERAL: The payment and performance of the obligations of the Borrower shall be secured by a security agreement/collateral pledge agreement (the "Collateral Pledge") duly executed by the Borrower for the benefit of Norwest. Pursuant to the provisions of the Collateral Pledge and this Letter Agreement, the Borrower shall grant and pledge to Norwest a first security interest in:

          100% of the issued and outstanding shares of capital, voting stock of Prosperity Delaware, now owned or hereafter acquired by Borrower, plus any and all other shares of capital voting stock of Prosperity Delaware that may subsequently be issued, to secure the Loan. Collateral to secure the Loan shall include, but is not limited to:
          1,000 shares of common, voting stock in Prosperity Delaware.

     2. GUARANTOR'S COLLATERAL: The payment and performance of the obligations of Prosperity Delaware under its Guaranty shall be secured by a security agreement/collateral pledge agreement (the "Guarantor's Security Agreement") duly executed by Prosperity Delaware for the benefit of Norwest. Pursuant to the provisions of the Guarantor's Security Agreement and this Letter Agreement, the Guarantor shall grant and pledge to Norwest a first security interest in:

          100% of the issued and outstanding shares of capital, voting stock of the Bank, now owned by Prosperity Delaware or hereinafter acquired plus any and all other shares of capital, voting stock of the Bank that may subsequently be issued, to secure the Guaranty. Collateral to secure the Guaranty shall include, but is not limited to: 130,000 shares of the common, voting stock of the Bank.

LOAN DOCUMENTATION: The Note and Collateral Pledge, Guaranty, and Guarantor's Security Agreement, along with all associated security instruments required hereby, including stock certificates and stock powers, must be in form and substance satisfactory to Norwest and, unless otherwise permitted by Norwest, will be on standard Norwest Corporation forms.

REPORTING REQUIREMENTS: Borrower, the Bank, or the Guarantor, any bank or non-bank subsidiary of the Borrower, the Bank, or the Guarantor (herein collectively referred to as the "Bank Group"), covenant and agree that for so long as the indebtedness is outstanding hereunder, shall, without further request from Norwest, provide Norwest with copies of the following:

      1. As soon as available, and in any event within 120 days after the end of each fiscal year of the Borrower, the audited financial statements of the Borrower, with the unqualified opinion of Certified Public Accountants selected by the Borrower and acceptable to Norwest, all such statements to be prepared in accordance with Generally Accepted Accounting Principles. All such financial statements shall be prepared on a consolidated and consolidating basis for the Borrower and any of its subsidiaries.

      2. As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, the Annual Report of Bank Holding Companies (FRY-6) financial reports required to be filed by the Borrower with the Federal Reserve Bank in the Federal Reserve District where the Borrower is located (the "Fed").
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December 23, 1997
Prosperity Bancshares, Inc.
Page 4

      3. As soon as available, an in any event within 60 days after the end of each quarter of each year of the Borrower, the complete Consolidated Financial Statements for Bank Holding Companies (FRY-9C) required to be filed with the Fed.

      4. As soon as available, an in any event within 60 days after the end of each quarter of each fiscal year of the Borrower, the complete Parent Company Only Financial Statements For Bank Holding Companies (FRY-9LP) required by the Fed.

      5. As soon as available, and in any event within 45 days after the end of each quarter of each fiscal year of the Bank, the complete Consolidated Reports of Condition and Income for Banks [FFIEC 033] ("Call
         Reports") prepared by the Bank at the end of such fiscal quarter in compliance with the requirements of any federal or state regulatory agency which has authority to examine the Bank, all prepared in accordance with the requirements imposed by the applicable regulatory authorities and applied on a basis consistent with the accounting practices reflected in any previous call reports and similar statements.

      6. Concurrent with the delivery to Norwest of the Call Reports referred to immediately above, a certificate of compliance (the "Compliance Certificate") duly executed by the corporate treasurer of Borrower substantially in the form Borrower and Norwest may form time to time agree upon in writing, setting forth relevant facts in reasonable detail the computations as to whether or not the Borrower is in compliance with the requirements set forth in "Covenants" Section of this Letter Agreement, subsections 13 through 20 stating (i) that such financial statements have been prepared in accordance with generally accepted accounting principles, and (ii) whether or not he has knowledge of the occurrence of any default or event of default ("Event of Default") hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, including a statement as to the action which is proposed to be taken with respect such an event of default, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in "Covenants" section of this Letter Agreement, subsections 13 and 20.

      7. Annually, and in any event no later than 60 days after the end of the each fiscal year of the Guarantor, the annual financial statement of the Guarantor. All such financial statements shall be prepared on a consolidated and consolidating basis for the Guarantor and any of its subsidiaries. If applicable, such annual financial statements shall include FRY-6 financial reports required to be filed by the Guarantor with the Federal Reserve Bank in the Federal Reserve District where the Guarantor is located.

      8. As soon as available, an in any event within 60 days after the end of each quarter of each fiscal year of the Guarantor, the complete Parent Company Only Financial Statements For Bank Holding Companies (FRY-9LP) required by the Fed.

      9. Quarterly, the Watch List or Problem Loan Report as reported monthly to the Board of Directors of the Bank.

     10. Immediately after obtaining knowledge thereof, notice in writing of any litigation wherein any person asserts any claim against any member of the Bank Group in excess of $200,000.00, and notice in writing of any proceedings before any governmental or regulatory agency involving any member of the Bank Group which, if decided adversely for any member of the Bank Group, would have a material adverse effect upon the business or operations of any member of the Bank Group (including without limitation, the issuance or proposed issuance of any memorandum of understanding, cease and desist order, or other regulatory action, agreement or understanding with respect to any member of the Bank Group by any federal or state regulatory agency having jurisdiction or control over any member of the Bank Group).

     11. Prompt notice in writing of any executive management changes in any member of the Bank Group.
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December 23, 1997
Prosperity Bancshares, Inc.
Page 5

     12. Prompt notice in writing of any negotiations to sell any capital stock of any member of the Bank Group, together with copies of any proposed buy/sell agreements; PROVIDED, HOWEVER, that this paragraph shall not be deemed approval by Norwest of any such negotiations, and, PROVIDED FURTHER, that this paragraph shall not apply to information which, under applicable law or regulation, is prohibited from disclosure.

     13. Prompt notice in writing of any recapitalization plans of any member of the Bank Group, PROVIDED, HOWEVER, that this paragraph shall not be deemed approval by Norwest of any such recapitalization plans; and PROVIDED FURTHR, that this paragraph shall not apply to information which, under applicable law or regulation, is prohibited from disclosure.

     14. A copy of any change of control application and new bank charter application submitted by any member of the Bank Group to any regulatory body.

     15. As soon as available (but without duplication of any other requirement set forth in this Section entitled "Reporting Requirements"), such other information respecting the financial condition and results of operations of any member of the Bank Group (i) as required by law to be furnished to any regulatory authority having jurisdiction over any member of the Bank Group, and (ii) as Norwest may from time to time reasonably request; PROVIDED, HOWEVER, that this paragraph shall exclude information and reports which applicable law or regulation prohibits Borrower or any member of the Bank Group from furnishing to Norwest.

     16. Notice in writing of the occurrence of any event which or has or might, after the lapse of time or the giving notice and the lapse of time, become an Event of Default under this Letter Agreement.

DOCUMENTARY CONDITIONS PRECEDENT TO LOAN: Norwest's obligation to make the Loan is conditioned upon receipt of all the documents noted in subsections 1. through 5., below, in form and substance satisfactory to Norwest and its counsel. Furthermore, Borrower warranties and represents that the Articles of Incorporation of Borrower, the By-Laws of Borrower, and the Certificate of Good Standing relative to the Borrower, each as amended, and previously provided Norwest, are current and in full force and effect.

     1. The Note, Collateral Pledge, and this Letter Agreement duly executed by the Borrower.

     2. Stock certificates evidencing shares of unrestricted, unlettered, common, voting stock of the Holding Company and the Bank, free of all liens and encumbrances, that shall secure the Loan and the Guaranty, together with stock assignments separate from certificate ("Stock Powers").

     3. The Guaranty, Guarantor's Security Agreement, and this Letter Agreement duly executed by the Guarantor.

     4. A certified copy of resolutions adopted by the Board of Directors of the Borrower and Guarantor authorizing or ratifying the acceptance of this Letter Agreement and the execution, delivery and performance of the Note, Collateral Pledge, Guaranty, Guarantor's Security Agreement, any other loan or security documentation to be executed by the Borrower and Guarantor as described herein.

     5. A certificate of the Assistant Secretary of the Borrower and Guarantor certifying the names of the officer(s) authorized to sign this Letter Agreement and the Note, and any other documents to be executed by the Borrower and Guarantor which are referred to in this Letter Agreement, together, with a sample of the true signature of each such officer, and stating therein that Norwest may rely on said certificates until provided with a new certificate from the Borrower and Guarantor. For purposes of this paragraph, the certificate shall mean a "Corporate Certificate of Authority" in form and substance acceptable to Norwest.

     6. A copy of the Articles of Incorporation of the Guarantor (the "Articles"), and all amendments to said Articles, certified as of the most recent date practicable by the Secretary of State of Delaware;

     7. A copy of the By-laws of the Guarantor, and all amendments to said By-laws, certified as true and complete by the corporate secretary of the Guarantor, and,
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December 23, 1997
Prosperity Bancshares, Inc.
Page 6

     8. Any other documents required in connection with the Loan.

ADDITIONAL CONDITIONS PRECEDENT TO THE LOAN. Norwest's obligation hereunder to provide the Loan is further conditioned upon (i) the absence of any material adverse change in the financial condition of any member of the Bank Group, (ii) the absence of any informal or formal directive, memorandum of understanding, or cease and desist order issued against any member of the Bank Group, (iii) no restrictive changes in governmental regulations or monetary policies having occurred, and (iv) Borrower posting on its books and records, tangible equity capital of not less than $18,000,000.00 on the day Norwest advances the initial proceeds of the Loan. As used herein, "Tangible Equity Capital" shall mean the sum of perpetual preferred stock, common stock, surplus and undivided profits, capital reserves, and net unrealized holding gains and (losses) on "Available-for-Sale" securities, less all intangible assets, as reported in Call Reports filed with the Fed.

REPRESENTATIONS AND WARRANTIES: As used herein, "Financing" shall pertain to acquisitions planned, or, those that will occur for so long as the Loan is outstanding. To induce Norwest to enter into this Letter Agreement, Borrower, and where applicable, the Guarantor hereby represent and warrant to Norwest, which representations and warranties shall be considered given the execution hereof, that:

     1. The Borrower will use the proceeds of the Loan solely for the Financing as described herein, AND, FURTHER, that the use of said proceeds will not result in a violation of Regulation U issued by the Board of Governors of the Federal Reserve System.

     2. The Borrower and Guarantor each are corporations duly organized, existing and in good standing under the laws of the States of Texas and Delaware, respectively, and, the Bank is a state chartered bank, in good standing under the laws of Texas.

     3. The Financing will not conflict with the terms of the Articles of Incorporation or Bylaws of the Borrower or Guarantor, or with any order, rule, or regulation applicable to the Borrower or Guarantor of any court or of any federal or state regulatory body or administrative agency or other governmental agency having jurisdiction over the Borrower or Guarantor.

     4. The financing will not result in any breach of, or constitute a default under, any outstanding indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which the Borrower or Guarantor is a party or by which the Borrower Guarantor, or the Borrower's or Guarantor's property is bound.

     5. There is no litigation pending or threatened in any way questioning the Financing or the validity of any instruments or documents executed in connection with the transactions contemplated thereby and there are no other legal or governmental proceedings pending or threatened by governmental authorities or others relating to the Financing.

     6. All authorizations of governmental agencies, bodies or authorities which are necessary to permit the Financing have been obtained, and are in full force and effect, and no further approval, consent, order or authorization of or designation, registration, declaration or filing with any governmental authority is required in connection with consummation of the Financing.

     7. As of the date of this Letter Agreement, there are a total of 10,000 shares of capital stock of Prosperity Delaware authorized, of which 1,000 are issued and outstanding and owned by Borrower.

     8. As of the date of this Letter Agreement, there are a total of 130,000 shares of capital stock of the Bank authorized, issued and outstanding, of which 130,000 shares are owned by Prosperity Delaware.

     9. The execution, delivery and performance of this Letter Agreement, the Note, Collateral Pledge, Guarantor's Security Agreement and Corporate Certificates of Authority executed by the Borrower and Guarantor are within the Borrower's and Guarantor's corporate powers, have been duly
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December 23, 1997
Prosperity Bancshares, Inc.
Page 7

         authorized, and are not in contravention of law, or the terms of the Borrower's or Guarantor's Certificate of Incorporation or By-laws, or of any undertakings to which the Borrower or Guarantor is a party or by which either is bound.

COVENANTS: For so long as the indebtedness evidenced by the Note (and any extensions or renewals thereof) is outstanding, UNLESS Norwest gives its prior written consent, which consent shall not be unreasonably withheld, Borrower, and where applicable, the Guarantor, will:

     1. Use the proceeds of the Loan solely for the purposes set forth in the "Purpose of the Loan" section of this Letter Agreement.

     2. Keep accurate books of record and accounts for itself, and cause the Bank and the Guarantor to keep accurate books of record and account, in which true and complete entries will be made in accordance with sound accounting principles, applied on a basis consistent with accounting principles used in preparing Borrower's Guarantor's and Bank's annual reports, and upon request of Norwest, will give the Norwest account officer or representative access to and permit such representatives to examine, copy or make extracts from, any and all books, records, and documents of the Borrower, Guarantor or the Bank, to inspect any of their properties and to discuss their affairs, finances and accounts with any of their principal officers, all at such times during normal business hours and as often as Norwest may reasonably request.

      3. Not purchase any stock or other securities of, or make any loans or advances of credit to, or make any investments or acquire any controlling interest whatsoever in, any other corporation, bank, or non-bank institution other than the Bank, EXCEPT (i) as provided for in the Financing, PROVIDED, HOWEVER, that the proceeds of the Loan shall not be used by Borrower or any member of the Bank Group to purchase any stock or other securities of, or make any investments or acquire controlling interest whatsoever, in a commercial bank [a] wherein there exists the issuance or proposed issuance against such commercial bank a formal or informal directive or administrative action, Memorandum of Understanding, or Cease and Desist order set forth by any federal or state regulatory agency having jurisdiction or control over Borrower or the commercial bank being acquired, or [b] which has not posted a profit for the quarter ended concurrent with its acquisition by Borrower plus the three immediately preceding quarters; and (ii) in the ordinary course of business where such purchase, loan, advance, investment or acquisition is specifically authorized by any federal or state regulatory agency having jurisdiction or control over the Borrower, the Guarantor, or the Bank.

      4. Not issue any additional capital stock, notes or debentures of any type or class, or cause the Bank or Guarantor (in the case of the Borrower, and with respect to the Borrower in the case of the Guarantor) to issue any additional capital stock, notes or debentures of any type or class EXCEPT as may result from or be associated with the Financing.

      5. Not incur, assume, create or suffer to exist any indebtedness or liability for borrowed money, EXCEPT (i) as provided for in the Financing, or, (ii) as incurred in the ordinary course of business where such incurrence, assumption, creation, indebtedness or liability is specifically authorized by any federal or state regulatory agency having jurisdiction or control over the Borrower, the Guarantor, or the Bank.

      6. Not assume, guarantee, endorse or otherwise become directly or indirectly liable in connection with the obligations of any other person or entity, except for the endorsement of negotiable instruments in the ordinary course of business.

      7. Cause the Bank to continually maintain blanket bond coverage, property and casualty coverage, and errors and omissions coverage for insurance agencies, as customary for such businesses, and provide prompt notice to Norwest of any action taken by the Bank's insurance providers that will seriously alter, amend or terminate the above-referenced insurance coverage.
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December 23, 1997
Prosperity Bancshares, Inc.
Page 8

      8. Permit Norwest to inspect Borrower's, Guarantor's and/or Bank's books and records for the sole purpose of determining information to be used exclusively by Norwest for internal action, auditing and credit evaluation with respect to the Loan and any extensions, renewals or replacements thereof.

      9. Not act or fail to act nor permit the Bank to act or fail to act, in any such manner that would cause any government body or court to issue a Memorandum of Understanding or a Cease and Desist order.

     10. Not enter into any transaction of merger or consolidation, or transfer, sell, assign, lease or otherwise dispose of (other than in the ordinary course of business) all or a substantial part of any member of the Bank Group's properties or assets, or any stock or any assets or properties necessary or desirable for the proper conduct of their businesses, or change the nature of their respective businesses, or wind up, liquidate or dissolve, or agree to do any of the foregoing; PROVIDED, HOWEVER, that this paragraph shall not apply to any transaction to sell or otherwise dispose of any stock of any member of the Bank Group wherein (i) Norwest gives its prior written consent, and (ii) all of the proceeds resulting from such transaction to sell or otherwise dispose of any stock of any member of the Bank Group is first applied to outstanding principal balance of the Note.

     11. Maintain (and cause each other member of the Bank Group to maintain) its respective corporate existence and comply in all material respects with all laws and regulations thereto.

     12. Not cause the Bank or Guarantor to declare or pay any dividends on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any share of such stock, or make any distribution in respect thereof, either directly or indirectly, UNLESS, AFTER GIVING EFFECT TO SUCH ACTION, (i) there exists no Event of Default (hereinafter defined) or event which, with the giving of notice or the passage of time (or both), would constitute an Event of Default, and, (ii) the payments of such dividends, the payment on account, redemption, retirement, or the distribution in respect thereof shall not exceed the maximum dividend allowed by applicable regulatory agencies.

     13. Not permit the outstanding balance of the Note to exceed THIRTY-THREE percent (33%) of the Total Equity of borrower as defined in the Parent Company only Financial Statement for Bank Holding Companies (FRY-9LP) as required of borrower to be filed with the Fed.

     14. Not show a cumulative loss on the books of Borrower or, on a consolidated basis on the books of the Borrower and the Bank, for any FOUR (4) consecutive quarterly periods.

     15. Cause the Bank at all times to maintain a minimum amount of Tangible Equity Capital equal to the minimum amount of such Tangible Equity Capital required of it by any regulatory authority having jurisdiction over the Bank.

     16. Cause the Bank to continually maintain a ratio of annual net income as a percentage of Total Adjusted Assets (herein said ratio referred to as "ROA") for every year the Loan is outstanding of not less than ONE percent (1.0%). As used herein, "Annual Net Income" will be based upon a four quarter moving average including the current quarter reported plus the three immediately preceding quarters.

     17. Limit the Bank's level of non-performing assets to no more than FIFTEEN percent (15%) of its primary equity capital accounts. For purposes herein, "Primary Equity Capital" shall be defined as the sum of perpetual preferred stock, common stock, surplus, undivided profits, capital reserves and the allowance for loan and lease losses, as disclosed in the Bank's Call Reports. Furthermore, and for purposes herein, "Non-Performing Assets" shall mean the sum of (i) all loans classified as part due ninety (90) days or more and still accruing interest, (ii) all loans on "non-accrual' and no longer accruing interest, (iii) all loans classified as "Restructured Loans and
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December 23, 1997
Prosperity Bancshares, Inc.
Page 9

        Leases', and (iv) all other assets classified as "Other Real Estate
          Owned' and "Repossessed Property' as disclosed in the Call Reports of the Bank.

     18. Cause the bank to manage its securities portfolio so as to limit the difference between the book value of its securities portfolio, less the market value of those securities classified in the "Held-To-Maturity" category, when expressed as an unrealized securities loss, to no more than TWENTY-FIVE percent (25%) of the Bank's Tangible Equity Capital.

     19. Not declare or pay any dividends on any class of Borrower's stock or make any payment on account of the purchase, redemption or other retirement of any share of such stock, or make any distribution in respect thereof, either directly or indirectly, UNLESS, AFTER GIVING EFFECT TO SUCH ACTION, (i) there exists no Event of Default (hereinafter defined) or event which, with the giving of notice or the passage of time (or both), would constitute an Event of Default, and,
         (ii) the payments of such dividends, the payment on account, redemption, retirement, or the distribution in respect thereof shall not exceed [a] the maximum dividend allowed by applicable regulatory agencies, and [b] FIFTY percent (50%) of the Bank's annual earnings posted on its books and records for any calendar year for so long as the note is outstanding.

     20. Maintain at all times Borrower's Tier 1 Core Capital at a minimum of $18,000,000.00. For purposes herein, "Tier 1 Core Capital" shall be defined pursuant to and include the core capital elements set forth by the Federal Reserve Board in its definition of core capital elements (Tier 1) contained in 12 CFR Part 208 and 225.

EXPIRATION DATE: Norwest's commitment hereunder shall expire on December 31, 1998, if the Loan has not been fully funded as of that date, unless otherwise extended in writing by Norwest.

EVENTS OF DEFAULT: The following occurrences shall each constitute an Event of Default under this Letter Agreement:

     1. Default in any payment of interest or of principal on the Note when due, and continuance thereof for a period of TEN (10) or more calendar days.

     2. Norwest shall not have received, on or before the TENTH (10th) business day following the day on which the proceeds of the Loan were used to acquire a commercial banking institution, original stock certificates for all of the shares of stock so acquired, free and clear of all liens and encumbrances.

     3. The Borrower or any member of the Bank Group, shall fail to observe or perform or otherwise breach any agreement or covenant contained in this Letter Agreement, and such breach, if capable of being cured, is not cured with THIRTY (30) days of such breach.

     4. The occurrence of an Event of Default shall occur under the Note, Collateral Pledge, Guaranty or Guarantor's Security Agreement given to Norwest pursuant to this Letter Agreement; PROVIDED, HOWEVER, that if any such Event of Default is inconsistent with any Event of Default herein, the Event of Default herein shall control.

     5. A petition if filed by or against the Borrower or any member of the Bank Group under the United States Bankruptcy Code, or any other insolvency proceeding or receivership proceeding is instituted involving the Borrower or any member of the Bank Group.

     6. Ownership of Borrower; Guarantor or the Bank shall materially change.

     7. The issuance or proposed issuance upon any member of the Bank Group of any informal or formal administrative action, temporary or permanent, issued by any federal or state regulatory agency having jurisdiction or control over any member of the Bank Group, against any member of the Bank Group, such action taking the form of, but not limited to: (i) an informal or formal directive citing conditions or activities deemed to be unsafe or unsound of breaches of fiduciary duty or law or regulation;
        (ii) a memorandum of understanding; (iii) a cease and desist order; (iv) the termination

December 23, 1997
Prosperity Bancshares, Inc.
Page 10

       of insurance coverage of customer deposits by the Federal Deposit
        Insurance Corporation; (v) the suspension or removal of a bank officer or director or the prohibition of participation by any others in the business affairs of any other member of the Bank Group; (vi) capital maintenance agreement; or (vii) other regulatory action, agreement or understanding with respect to any member of the Bank Group

     8. Any representation or warranty by Borrower or the Guarantor set forth in this Letter Agreement shall prove materially false or misleading.

Upon the occurrence of one or more of the foregoing Events of Default, Norwest may, by notice in writing to the Borrower and Guarantor, terminate the Line and declare all indebtedness (including principal and accrued interest) under the Loan to be due and payable, whereupon the Line shall terminate and all such indebtedness shall immediately become due and payable; PROVIDED, HOWEVER, that the Line shall automatically terminate and all such indebtedness shall automatically become due and payable, without notice or demand, should an Event of Default occur under items 5 above. The remedies described herein are not intended to be exclusive, and shall be read cumulatively with all other rights and remedies available to Norwest under this Letter Agreement, the Note, Collateral Pledge, Guaranty, Guarantor's Security Agreement, by other contract, at law or in equity.

RIGHTS OF SETOFF: The Borrower and Guarantor, by signing below, agree that if all or any part of the Loan (or any extension or renewal thereof) is not paid when due, Norwest may, without notice to the Borrower or Guarantor or without further action, offset any and all unrestricted deposits (including unmatured time deposits) of the Borrower or Guarantor maintained at Norwest against the unpaid principal balance and accrued and unpaid interest due and owing on the Loan (or any extension or renewal thereof).

NOTICE: All notices required to be given under this Letter Agreement, or under any of the other documents referred to herein, shall be deemed to be effective when delivered personally or when mailed by first class mail, postage prepaid, to the following addresses:

     If to Norwest:

        Norwest Bank Minnesota, National Association
        Sixth Street and Marquette Avenue
        Minneapolis, Minnesota 55479-0015
        Attn.:  Justin Stets, Vice President

     If to Borrower:

        Mr. Tracy T. Rudolph
        Chairman
        Prosperity Bancshares, Inc.
        1301 North Mechanic
        P.O. Box G
        El Campo, Texas 77437

CONFLICT OF TERMS: The parties hereby agree that, if a conflict shall be deemed to exist between the terms and conditions set forth in this Letter Agreement and the terms and conditions set forth in any other document related hereto, the terms and conditions set forth in this Letter Agreement shall prevail.

RELIANCE: This Letter Agreement is addressed to the Borrower only and is not to be relied upon in any manner by other persons or entities.

REIMBURSEMENT OF EXPENSES: The Borrower shall pay on demand all of Norwest's out of pocket expenses, including reasonable attorney's fees, incurred in connection with such examination and inspection available to Norwest pursuant to the following sections of this Letter Agreement: the COVENANTS section, subsections 2. and 8., and the EVENTS OF DEFAULT section, subsection 7. Furthermore, in the event Norwest is required to collect the Note following its Maturity or the bankruptcy of any maker hereof, the Borrower will

December 23, 1997
Prosperity Bancshares, Inc.
Page 11

pay on demand all of Norwest's out of pocket expenses incurred in collecting this Note and liquidating any security or guaranties given in support hereof, including reasonable attorneys' fees and expenses required to take such actions in any court, including any bankruptcy court.

ENTIRE AGREEMENT: This Letter Agreement and the documents referred to herein constitute the entire agreement between the parties, may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements, and may be amended only by a writing signed on behalf of each party. There are no unwritten, oral agreements between the parties.

PARTICIPATION: The Borrower and Guarantor hereby acknowledges that Norwest may participate a portion of its interest in the Loan to Norwest Bank Texas, N.A. (Lubbock), ("Norwest Bank Texas"). Accordingly, Borrower and Guarantor hereby consent to Norwest's sharing of data with Norwest Bank Texas, including financial data relevant to the Bank Group, and other information which would enable Norwest Bank Texas to evaluate its credit risk prior to and during its participation in the Loan.

ARBITRATION:

Except for "Core Proceedings" under the United States Bankruptcy Code, the
Bank and the Borrower agree to submit to binding arbitration all claims, disputes and controversies between or among them, whether in tort, contract or otherwise (and their respective employees, officers, directors, attorneys, and other agents) arising out of or relating to in any way (i) each and every debt, liability and obligation of every type and description which Borrower may now or at any time hereafter owe to the Bank, whether such now exists or is hereafter created or incurred, whether it is currently contemplated by the Borrower and Bank, whether any documents evidencing it refer to this Agreement, whether it arises with or without any documents (e.g. obligations created by checking overdrafts), and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or (ii) any loan or security documents, and any loan's negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination, or
(iii) requests for additional credit. Any arbitration proceeding will (i) proceed in Minneapolis, Minnesota; (i) be governed by the Federal Arbitration Act (Title 9 of the United States Code); and (iii) be conducted in accordance with the Commercial Arbitration rules of the American Arbitration Association ("AAA").

The arbitration requirement does not limit the right of either party to (i) foreclose against real or personal property collateral, (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency or any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of either party to submit any dispute to arbitration, including those arising from the exercise of the actions detailed in section (i), (ii) and (iii) of this paragraph.

Any arbitration proceeding will be before a single arbitrator selected according to the Commercial Arbitration Rules of the ASS. The arbitrator will be neutral attorney who has practiced in the area of commercial law for a minimum of ten years. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. Judgment upon the award rendered by arbitrator may be entered in any court having jurisdiction.

MOTION PRACTICE. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.

DISCOVERY. In any arbitration proceedings discovery will be permitted and will be governed by the Minnesota Rules of Civil Procedure. All discovery must be completed no later than 20 days before the hearing date and within 180 days of the commencement of arbitration proceedings. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the

December 23, 1997
Prosperity Bancshares, Inc.
Page 12

arbitrator upon a showing that the request for discover is essential for the party's presentation and that no alternative means for obtaining information is available.

PAYMENT OF ARBITRATION COSTS AND FEES. The arbitrator shall award costs and expenses of the arbitration proceeding in accordance with the provisions of the loan agreement, promissory note and/or other loan documents.

APPLICABLE LAW: This Letter Agreement and any of the documents required hereby shall be governed by the substantive laws of the State of Minnesota.

If this Letter Agreement correctly sets forth our mutual understandings, please indicate your acceptance of the terms and conditions set forth herein, by signing the acceptance below, and returning this Letter Agreement to the undersigned on or before January 30, 1998.

Very truly yours,

NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION

By:  ____________________________________________________________
Its:  ____________________________________________________________

Acknowledged by:
NORWEST BANK TEXAS, N.A. (Lubbock)

By:  ____________________________________________________________
Its:  ____________________________________________________________

December 23, 1997
Prosperity Bancshares, Inc.
Page 13

ACCEPTANCE:

The undersigned hereby accepts and agrees to be bound by the terms and conditions of this Letter Agreement.

                                       PROSPERITY BANCSHARES, INC.

Date: DECEMBER 31, 1997                By: /s/ TRACY T. RUDOLPH
                                       Its: CHAIRMAN AND PRESIDENT

Date: DECEMBER 31, 1997                By: /s/ DAVID  ZALMAN
                                       Its: SECRETARY

ACKNOWLEDGEMENT AND CONSENT:

The undersigned Guarantor hereby consents to the foregoing Letter Agreement, and acknowledges that its Guaranty of even date shall remain in full force and effect for so long as the Note is outstanding. Pursuant to said Guaranty the undersigned absolutely and unconditionally guarantees among other things the payment of all indebtedness evidenced by the Note, and all extensions, modifications, renewals and replacements thereof.

Date: December 31, 1997                PROSPERITY HOLDINGS, INC.,
                                            Guarantor

                                       By: /s/ TRACY T. RUDOLPH
                                       Its: CHAIRMAN

                                PROMISSORY NOTE

$8,000,000.00                                                   January   , 1998

     FOR VALUE RECEIVED, the undersigned, PROSPERITY BANCSHARES, INC., a Texas corporation with offices in El Campo, Texas, promises to pay on December 31, 2004 ("Maturity") to the order of Norwest Bank, Minnesota, National
Association (the "Bank") at the Bank's Norwest Center Office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America, the principal sum of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00), or so much thereof as is disbursed and remains outstanding hereunder as shown by the Bank's liability record on the date payments are due hereunder, together with interest on the unpaid balance hereof from the date hereof until this Note is fully paid at an annual rate equal to two and three-quarters percent (2.75%) in excess of the Federal Funds Rate in effect from time to time. As used herein, the Federal Funds Rate shall mean the daily market rate quoted to the Bank at approximately 12:00 noon each business day by dealers in the Federal Funds market for the offering of dollars to the Bank for deposit, as such rate may increase or decrease from time to time. The interest rate of this Note shall change simultaneously with each change in the Federal Funds Rate. Interest shall be calculated on the basis of actual number of days elapsed in a 360-day year.

     Interest on this Note shall be payable quarterly, commencing March 31, 1998, and upon Maturity:

     This Note constitutes the Note issued pursuant to the provisions of that certain letter loan agreement dated December 23, 1997, (the "Letter
Agreement") made between the undersigned and the Bank. The Letter Agreement governs a revolving line of credit (the "Line") established by the Bank for the benefit of the undersigned in the initial amount of $8,000,000.00. Reference is hereby made to the Letter Agreement for statements of the terms pursuant to which the Maximum aggregate amount of indebtedness permitted under the Line is automatically reduced on December 31st of each year (commencing December 31, 1998) until Maturity. Reference is also made hereby to the Letter Agreement for statements of the terms pursuant to which the indebtedness evidenced hereby was created, is secured, may be prepaid voluntarily, is subject to mandatory prepayment, may be reborrowed and may be accelerated. Capitalized terms not expressly defined herein shall have the meanings ascribed to them in the Letter Agreement.

     All payments received in respect of this Note shall first be applied to accrued but unpaid interest, and the remaining portion of such payments shall be applied to the reduction of principal.

     Unless prohibited by law, the undersigned agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses incurred by the holder hereof in the event this Note is not duly paid. The holder hereof may change any terms of payment of this Note, including extensions of time and renewals, and release any security for, or any party to, this Note, without notifying or releasing any accommodation maker, endorser or guarantor from liability in connection with this Note. Presentment or other demand for payment, notice of dishonor and protest are hereby waived by the undersigned and each endorser or guarantor. This Note shall be governed by the substantive laws of the State of Minnesota.

                                          PROSPERITY BANCSHARES, INC.

                                          By: /s/ TRACY T. RUDOLPH
                                          Its:  CHAIRMAN AND PRESIDENT

                                          By: /s/ DAVID ZALMAN
                                          Its:  SECRETARY